Registration No.

                                   FORM S-8

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

            Registration Statement Under the Securities Act of 1933

                             ZURN INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

               Pennsylvania                             25-1040754
         (State of incorporation)            (IRS employer identification no.)

    One Zurn Place, Erie, Pennsylvania                     16505
(Address of principal executive offices)                 (Zip code)

                      ZURN/NEPCO RETIREMENT SAVINGS PLAN
                           (Full title of the plan)

                 Dennis Haines, General Counsel and Secretary
                   One Zurn Place, Erie, Pennsylvania 16505
                    (Name and address of agent for service)

   Telephone number, including area code, of agent for service 814-452-2111

               Approximate date of proposed sale to the public:
   From time to time after the effective date of this registration statement

                        CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed
   Title of                        maximum         maximum
  securities         Amount        offering        aggregate      Amount of
    to be            to be         price per       offering      registration
  registered     registered (1)    share (2)         price           fee
Common Stock,       200,000
$.50 Par Value       shares         $22.50        $4,500,000      $1,551.72

(1) To be acquired by a trustee pursuant to the Plan for the accounts of Plan participants. The number of shares represents the maximum number issuable under the Plan that are covered by this registration statement pursuant to Rule 457(h).

(2) Based on the average of the high and low sales prices of the registrant's common stock on the New York Stock Exchange on February 5, 1996 solely for the purpose of calculating the registration fee.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Zurn/NEPCO Retirement Savings Plan (the "Plan") as required by Securities Act Rule 428(b). As permitted by the rules of the Securities and Exchange Commission, such documents are not being filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424.











































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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 - INCORPORATION OF DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended March 31, 1995 filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, is incorporated herein by reference.

The Plan's Annual Report on Form 11-K for the year ended December 31, 1994 filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, is incorporated herein by reference.

All documents subsequently filed by the Company and the Plan with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

ITEM 4 - DESCRIPTION OF SECURITIES

The Company's Common Stock, $.50 par value, has been registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Not applicable to Plan interests.

ITEM 5 - INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation and Bylaws provide that, to the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987, or as thereafter amended, permit the elimination or limitation of liability of directors, officers, or employees, no such person shall be personally liable for monetary damages as such for any action taken or any failure to take any action on behalf of the Company. Also, the Company maintains a directors and officers liability insurance policy covering all of its directors.

The Plan provides that the Board of Directors, the members of the Pension Committee, its delegates and appointees or any other person who may be determined to be a Fiduciary, other than persons who are independent of the Employer and are rendering services to or with respect to the Plan, and any officer or employee of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such

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individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA. (The terms "Board of Directors", "Pension Committee", "Fiduciary", "Employer", and "ERISA" as used herein have the meanings defined in the Plan.)

ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8 - EXHIBITS

The exhibits listed in the Exhibit Index to this registration statement are incorporated herein by reference.

In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Company has submitted the Plan, and hereby undertakes to submit any amendments to the Plan, to the IRS in a timely manner and has made, or will make, all changes required by the IRS in order to qualify the Plan.

ITEM 9 - UNDERTAKINGS

The undersigned registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (2) that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or employees of the Company pursuant to the provisions set forth in Item 6, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the

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Securities Act of 1933, as amended, and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or employee in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.











































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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, Commonwealth of Pennsylvania, on February 7, 1996.

                                       ZURN INDUSTRIES, INC.
                                       (Registrant)



                                       /s/ Dennis Haines
                                       Dennis Haines
                                       General Counsel and Secretary


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By Dennis Haines for Robert R. Womack, Director, Chairman, and Chief Executive Officer



/s/ Dennis Haines             Attorney In Fact              February 7, 1996
Dennis Haines



/s/ John R. Mellett           Senior Vice President-        February 7, 1996
John R. Mellett               Chief Financial Officer



/s/ John E. Rutzler III       Vice President-Controller     February 7, 1996
John E. Rutzler III



By John E. Rutzler III for the following Directors:
    Zoe Baird                 William E. Butler             Edward J. Campbell
    Robert D. Neary           David W. Wallace



/s/ John E. Rutzler III       Attorney In Fact              February 7, 1996
John E. Rutzler III


Pursuant to the requirements of the Securities Act of 1933, as amended, the Pension Committee of Zurn Industries, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, Commonwealth of Pennsylvania, on February 7, 1996.

                                       ZURN/NEPCO RETIREMENT SAVINGS PLAN
                                       (Plan)



                                       /s/ James A. Zurn
                                       James A. Zurn, Chairman
                                       Pension Committee of
                                         Zurn Industries, Inc.






































                                 EXHIBIT INDEX

 4   Instruments Defining the Rights of Security Holders,
     Including Indentures

     Description of Common Stock contained in the prospectus     Incorporated
     dated July 26, 1972 beginning on page 18 ("Description of   by reference
     Capital Stock") forming a part of Amendment No. 3 to the Form S-1 Registration Statement No. 2-44631

     Description of Common Stock as set forth in the Restated    Incorporated
     Articles of Incorporation with Amendments through           by reference
     August 7, 1987 filed as Exhibit 19A to Form 10-Q for the quarter ended September 30, 1987

     Description of Preferred Share Purchase Rights contained    Incorporated
     in the Form 8-A/A Registration Statement Amendment No. 1    by reference
     dated June 27, 1995

     Consents of Experts and Counsel

23.1 Consent of Ernst & Young LLP

23.2 Consent of Pashke Twargowski & Lee

     Power of Attorney

24.1 Powers Of Attorney signed on October 30, 1995 by Z. Baird,
     W.E. Butler, E.J. Campbell, R.D. Neary, and D.W. Wallace

24.2 Power Of Attorney signed on January 12, 1996 by
     Robert R. Womack

99   Additional Exhibits

     Annual Report on Form 10-K for the year                     Incorporated
     ended March 31, 1995                                        by reference

     Annual Report on Form 11-K for the year                     Incorporated
     ended December 31, 1994                                     by reference

     Zurn/NEPCO Retirement Savings Plan











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